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                                                                     Exhibit 4.4

                            SECURITIES RESOLUTION NO.
                                       OF
                      CABLE DESIGN TECHNOLOGIES CORPORATION


         I,                     , Secretary of Cable Design Technologies
Corporation (the "Company"), do hereby certify that the attached is a true and
correct copy of Securities Resolution No.      duly adopted by the Company
pursuant to authorization delegated to the            Committee of the Board of
Directors of the Company at a meeting called and held on the day of            ;
that a quorum of said Board Committee was present at said meeting and voted throughout; and I do further certify that said resolution has not been rescinded and remains in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the
corporate seal of CABLE DESIGN TECHNOLOGIES CORPORATION this     day of        .


                                               By:
                                                  Name:
                                                  Title:



[CORPORATE SEAL]
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[     ]%  [     ] NOTES DUE  [     ]
SECURITIES RESOLUTION NO. [     ]
OF
CABLE DESIGN TECHNOLOGIES CORPORATION


         The actions described below are taken by the Board of Directors (the "Board") of CABLE DESIGN TECHNOLOGIES CORPORATION (the "Company"), or by an Officer or committee of Officers pursuant to Board delegation, in accordance with resolutions adopted by the Board as of [ ], resolutions adopted by the Committee of the Board as of [ ], and Section 2.02 of the Indenture dated as of [ ] (the "Indenture") between the Company and [ ], as Trustee. Terms used herein and not defined have the same meaning given such terms in the Indenture.

         RESOLVED, that a new series of Debt Securities is authorized as follows:

         1.       The title of the series is [     ]%  [     ] Notes due [     ]
                  ("Notes").

         2.       The form of the Notes shall be substantially in the form of
                  Exhibit 1 hereto.

         3.       The Notes shall have the terms set forth in Exhibit 1.

         4.       The Notes shall be sold to the underwriter(s) named in the
                  Prospectus Supplement dated [               ] on the following
                  terms:

                  Price to Public:
                  Underwriting Discount:
                  Closing Date:

         This Securities Resolution shall be effective as of [ ].